Exhibit 10.4
[MINDSPEED TECHNOLOGIES, INC. LETTERHEAD]
(Date)
(Name)
(Address)
Global ID Number: XXX-XX-ACCT
Dear (Name):
We are pleased to notify you that the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) has granted you the following Stock Option Award.

Grant Date	Granted from Mindspeed Plan	Option Type	Option Price	Number of Options
(Date)	2003 Long-Term Incentives Plan	(Incentive Stock Option or Non-Qualified)	(Price)	(Options)
This Stock Option Award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “Plan”); (ii) the Stock Option Terms and Conditions (the “Plan Terms”); and (iii) this Award. This Award may be exercised only upon the terms and conditions of the Plan and the Plan Terms. The Plan and the Plan Terms are incorporated into this Award as if fully set forth herein.
The options may be exercised, in whole or in part (but only for a whole number of shares) and at one time or from time to time per the vesting schedule below. All exercises must take place at least one day prior to the expiration of the Option. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

Vesting Schedule
(monthly, quarterly, semi-annually, annual, specified dates or cliff vesting based upon continued employment)
All documents relating to this Award are available for viewing and printing on the Human Resources Department Website. To access this information, please go to Mindspeed MyNet, select Directory, Site Directory, Human Resources, Stock Administration. The documents available for viewing and printing at this website location are the Plan, the Plan Terms, the most recent Plan Prospectus, the Company’s most recent Annual Report on Form 10-K and the Company’s Insider Trading Policy. If you choose not to download these documents, if you do not have access to Mindspeed MyNet or if you encounter problems accessing this site, please contact Stock Administration at (949) 579-4525 or stock.admin@mindspeed.com to receive paper copies of these documents at no cost. Please read all documents carefully.
If you have any questions regarding this grant, please contact Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.

MINDSPEED TECHNOLOGIES, INC.